SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ______)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RELM WIRELESS CORPORATION
(Name of Registrant as Specified in Its Charter)

________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: _________________________________________________

RELM Wireless Corporation
7100 Technology Drive
West Melbourne, Florida 32904

April 10, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of RELM Wireless Corporation, which we will hold on Wednesday, May 23, 2012, at 9:00 a.m., local time, at our corporate offices at 7100 Technology Drive, West Melbourne, Florida.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On or about April 10, 2012, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, or E-proxy notice, to our stockholders of record on April 9, 2012. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to vote on the Internet. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

David P. Storey
President and Chief Executive Officer

RELM WIRELESS CORPORATION

7100 Technology Drive

West Melbourne, Florida  32904

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 23, 2012

To the stockholders of RELM Wireless Corporation:

The 2012 annual meeting of stockholders of RELM Wireless Corporation will be held on Wednesday, May 23, 2012, at 9:00 a.m., local time, at our corporate offices at 7100 Technology Drive, West Melbourne, Florida 32904, for the following purposes:

1.	To elect six (6) directors to serve on our board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

2.	To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 9, 2012 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Each share of common stock is entitled to one vote.

A list of stockholders entitled to vote at the annual meeting will be available for inspection by our stockholders, for any purpose germane to the meeting, at the annual meeting and during ordinary business hours beginning 10 days prior to the date of the annual meeting, at our executive offices at 7100 Technology Drive, West Melbourne, Florida.

Whether or not you plan to attend the meeting in person, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials, or E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote your shares by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares in person.

All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

William P. Kelly, Secretary

West Melbourne, Florida
April 10, 2012

 IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

RELM WIRELESS CORPORATION

________________________________________________________

2012 ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2012

________________________________________________________

PROXY STATEMENT

________________________________________________________

This proxy statement contains information related to our 2012 annual meeting of stockholders to be held on Wednesday, May 23, 2012, at 9:00 a.m., local time, at our corporate offices at 7100 Technology Drive, West Melbourne, Florida 32904 and at any adjournments or postponements thereof.    We are using the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet.  On or about April 10, 2012, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” to each holder of record of our common stock, as of April 9, 2012, the record date for the meeting.  The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

________________________________________________________

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, we are asking stockholders:

☐	To elect six (6) directors to our board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; and

☐	To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials?

The rules of the Securities and Exchange Commission permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without having to mail printed copies of the proxy materials. Accordingly on or about April 10, 2012, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this proxy statement and our 2011 annual report, on the website referred to in the E-proxy notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the E-proxy notice. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Who is entitled to notice of, and to vote at the annual meeting?

You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m. EDT) on April 9, 2012, the record date of the annual meeting.  On the record date, 13,542,982 shares of our common stock were issued and outstanding and held by 1,007 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend.  Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

What are broker "non-votes"?

A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers are subject to the rules of the New York Stock Exchange (the "NYSE"). The NYSE rules direct that certain matters submitted to a vote of stockholders are "routine" items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For "non-routine" proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes".

Under NYSE rules, Proposal 1 is a matter considered non-routine. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on this proposal. Additionally, your broker will no longer be able to submit a "non-vote" proxy to be counted as to attendance at the annual meeting in determining the presence of a quorum. Accordingly, for beneficial stockholders, if you do not give your broker specific instructions, your shares will not be voted on Proposal 1.

How do I vote?

Whether or not you plan to attend the annual meeting, we urge you to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please, complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a proxy properly submitted via the Internet, mail or telephone, your proxy will vote, as recommended by the board of directors, to elect to our board of directors the 6 director nominees named in this proxy statement.

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to vote by mail, telephone and on the Internet.  As indicated above, under NYSE rules, the election of directors (Proposal 1)  is a  matter considered non-routine. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on this proposal.

Can I change my vote after I have voted?

Yes.  Voting by telephone, over the Internet or by mailing a proxy card does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to our corporate secretary bearing a later date or by appearing at the annual meeting and voting in person. Attendance at the annual meeting will not itself constitute revocation of a proxy.

What are the board’s recommendations?

The board unanimously recommends a vote “FOR”:

●	election to our board of each of the six director nominees named in this proxy statement.

We do not expect that any other matters will be brought before the annual meeting.  If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.  No proxy that is voted against the proposal will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

What vote is required to approve the proposals?

Proposal 1: Election of Directors.  The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election to our board of directors of each of the director nominees.  You may vote “for” or “withheld” with respect to the election of one or more of the directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions are not counted for purposes of the election of directors, although they are counted for purposes of determining whether there is a quorum.   Stockholders do not have the right to cumulate their votes for directors.

Our Corporate Governance Guidelines, which appear later in this proxy statement, set forth our procedures if a director nominee is elected, but receives more “withheld” votes from his or her election than “for” votes from his or her election. In an uncontested election, any nominee for director who receives more votes “withheld” from his or her election than votes “for” such election is required to promptly submit his or her resignation to the nominating and governance committee.

The nominating and governance committee is required to make recommendations to the board of directors as to the action to be taken with respect to any such resignation. The board of directors is required to take action within a reasonable period of time and to promptly disclose to the public each resignation and related board decision.

Other Items.  In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval.  A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 2,007,075 shares of our common stock, which represented approximately 14.8% of our common stock outstanding on that date.  We currently anticipate that all of these persons will vote their and their affiliates’ shares in favor of the director nominees.

Who pays for the preparation of the proxy and soliciting proxies?

We have paid the entire expense of preparing, printing and mailing the E-proxy notice and, to the extent requested by our stockholders, this proxy statement and any additional materials furnished to stockholders. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person.  These persons will not receive additional compensation for soliciting proxies.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of April 9, 2012, by the following individuals or groups:

☐	each person who is known by us to own beneficially more than 5% of our common stock;

☐	each of our directors and nominees for director;

☐	each of our Named Executive Officers (as identified in the “Summary Compensation Table” appearing on page 24 of this proxy statement); and

☐	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of our common stock that are subject to our stock options that are presently exercisable or exercisable within 60 days of April 2, 2012 are deemed to be outstanding and beneficially owned by the person holding the stock options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

Unless indicated otherwise below, the address of our directors and executive officers is c/o RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida 32904.  Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  As of April 9, 2012, we had outstanding 13,542,982 shares of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares			Percent of Class
Beneficial Owners of More Than 5% of Our Common Stock:
Donald F.U. Goebert	1,757,719	(1	)(2)(7)	11.3%
Directors, Director Nominees and Named Executive Officers (not otherwise included above):
George N. Benjamin, III	114,895	(2	)(3)(7)	*
Randolph K. Piechocki	56,961	(2	)(4)(7)	*
John Wellhausen	65,500	(2	)(9)	*
Timothy W. O’Neil	25,000	(2	)(7)	*
Warren N. Romine	31,500	(2	)(5)(7)	*
David P. Storey	161,460	(2	)(7)(8)	1.2
William P. Kelly	76,976	(2	)(6)(8)	*
James E. Gilley	41,000	(2	)(8)	*
All directors and executive officers as a group (9 persons)	2,331,011	(1	)(2)(3)(4)(5)(6)	16.8%
_______________
*Less than 1%

(1)
Includes 144,355 shares owned by a partnership controlled by Mr. Goebert.  The address for Mr. Goebert is 315 Willowbrook Lane, West Chester, Pennsylvania 19382.  Also includes 809,154 shares held jointly by Mr. Goebert with his wife, and 3,887 shares held by his wife.

(2)
Share ownership of the following persons includes options presently exercisable or exercisable within 60 days of April 9, 2012 as follows: for Mr. Goebert – 25,000 shares; for Mr. Benjamin – 25,000 shares; for Mr. Piechocki – 25,000; for Mr. Wellhausen – 25,000; for Mr. O’Neil – 25,000; for Mr. Romine – 25,000; for Mr. Storey – 76,468 shares; for Mr. Kelly – 56,468 shares; and for Mr. Gilley – 41,000.

(3)	Includes 86,395 shares held by Mr. Benjamin through a family trust.

(4)	Includes 11,961 shares held jointly by Mr. Piechocki with his wife.

(5)	Includes 6,500 shares held jointly by Mr. Romine with his wife.

(6)	Includes 20,508 shares held jointly by Mr. Kelly with his wife.

(7)	The named person is a director and a nominee for director at the annual meeting.

(8)	The named person is a Named Executive Officer.

(9)	The named person is director whose term will expire at the conclusion of the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

General

At the annual meeting, six nominees will be elected as directors. Our board of directors currently consists of seven members, all but one of whom are standing for re-election at the annual meeting.   As previously reported, current director John Wellhausen has decided not to stand for re-election at the annual meeting. He will continue to serve as  a member of the board until conclusion of the annual meeting. Immediately following the annual meeting, the board of directors will reduce the number of directors serving on the board by one to eliminate the vacancy created by Mr. Wellhausen not standing for re-election.    The directors elected at the annual meeting will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Our board of directors, based on the recommendation of the nominating and governance committee, has nominated each of George N. Benjamin, III, David P. Storey, Donald F.U. Goebert, Randolph K. Piechocki, Timothy W. O’Neil and Warren N. Romine to stand for re-election at the annual meeting.  We expect each nominee for director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our board of directors chooses to reduce the number of directors serving on the board.

We are of the view that the continuing service of qualified incumbent directors promotes stability and continuity in the function of the board of directors, contributing to the board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure.  When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, individually and taken as a whole, the nominating and governance committee and the board of directors focus on the information as summarized in each of the directors’ individual biographies set forth on pages 10 through 11 in this proxy statement.  In particular, the board selected Mr. Benjamin to serve as a director because it believes he possesses valuable manufacturing and product development expertise in the communications industry that enables him to provide knowledge, expertise and management leadership regarding the issues affecting our business. Mr. Benjamin has senior executive and consulting experience for over 20 years with public and private companies serving the industrial, military and utility constituents of the communications industry, which is especially relevant to our business.  The board selected Mr. Storey to serve as a director because he is our company’s Chief Executive Officer and President, and has been with our company for 13 years, having initially served as our company’s Executive Vice President and Chief Operating Officer.   Aside from his strong leadership skills, Mr. Storey has extensive manufacturing experience that the board believes has been invaluable to the success of our business. The board selected Mr. Goebert to serve as a director because it believes he has extensive knowledge of our business having served as a senior executive of our company (and its predecessors) for over 30 years. The board selected Mr. Piechocki to serve as a director because it believes he brings valuable management experience to the board. Mr. Piechocki has over 20 years of senior executive experience in the communications industry, most recently serving since 1999 as the president of a provider of reverse logistic and warranty fulfillment services to original equipment manufacturers of telecommunications equipment.   The board selected Mr. O’Neil to serve as a director because it believes he possesses valuable knowledge of the wireless telecommunications industry having served as a financial analyst in the industry for over 10 years.  Mr. O’Neil provides the board with valuable insight regarding the industry’s current trends and technology, as well as insight about anticipated technology changes and potential strategic opportunities for us.  The board selected Mr. Romine to serve as a director because it believes he possesses valuable financial expertise, including experience with capital market transactions and investments in both private and public companies.  Mr. Romine has been an investment banker in the aerospace and defense industry for over 10 years.

Vote Required

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of these nominees as directors.

However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives more votes “withheld” from his or her election than votes “for” such election is required to promptly submit his or her resignation to the nominating and governance committee.

The nominating and governance committee is required to make recommendations to the board of directors as to the action to be taken with respect to any such resignation. The board of directors is required to take action within a reasonable period of time and to promptly disclose to the public each resignation and related board decision.

Recommendation of the Board

Our board of directors unanimously recommends that stockholders vote “FOR” the election of the six nominees as directors.

Nominees for Election as Directors

The following table sets forth the nominees to be elected at the annual meeting, the year each nominee was first elected as a director, each nominee’s age and the positions currently held by each nominee with our company:

Name and Year First Elected	Age	Position
George N. Benjamin, III (1996)	74	Chairman of the Board
David P. Storey (2000)	59	President, Chief Executive Officer and Director
Donald F.U. Goebert (1968)(2)	75	Director
Randolph K. Piechocki (2002)(1)(2)(3)	59	Director
Timothy W. O’Neil (2006)(2)(3)	50	Director
Warren N. Romine (2006)(1)(3)	41	Director
_____________
(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and governance committee.

The business experience of each nominee for director is set forth below as of April 9, 2012.

George N. Benjamin, III has been our Chairman of the Board since May 2003 and a director since January 1996. He served as a director of Stonebridge Financial Corporation from January 1999 to April 2011 and as a director of its wholly-owned subsidiary Stonebridge Bank, a Pennsylvania state chartered bank, from May 2008 to April 2011.  Mr. Benjamin served as a director of Aubeta Network Corporation, a facility-based secure wide area network company, from December 2002 to March 2009.  From August 1999 to October 2001, he was the president and chief executive officer of Keystone Networks, Inc., an optical network developer.  He was president of BICC Brand Rex from May 1997 to August 1998, and was president and chief executive officer of BICC Cables Corp., N.A., a manufacturer of electrical wires and optical cables, cable systems and assemblies for the utilities, industrial, military and communications industries, from August 1998 through June 1999.  He was a group vice-president of the Marmon Group, Incorporated, a worldwide organization of more than 100 companies with over $6 billion in annual sales, from August 1988 until October 1995.  He was president of Tie Communications, Incorporated, a provider of business communications and information distribution products from April 1992 to October 1995.  He has been a consultant and partner in Trig Systems, LLC, a management and consulting company, since July 1987.

David P. Storey has been our President and Chief Executive Officer and a director since July 2000, after serving as our Executive Vice President and Chief Operating Officer from June 1998 to July 2000. From January 1994 to June 1998, he was executive vice president of manufacturing for Arris Corporation (formerly Antec Corporation).  At Arris, Mr. Storey was responsible for six manufacturing facilities which consisted of 2 million sq. ft. of manufacturing and distribution services.  In the years preceding Arris, Mr. Storey was an officer of Keptel, Inc, which was acquired by Arris.  He has also held senior management positions with EG&G, GTE, Exxon Office Systems, American Hospital Supply and Gould, Inc. Mr. Storey received a Masters of Business Administration from LaSalle University in 1989.

Donald F. U. Goebert  served as Chairman of the Board (and a director of our predecessor) from March 1968 until May 2003 and has been a director to the present.  He was the President of our predecessor from March 1968 to October 1988, and our President and Chief Executive Officer from April 1993 to December 1997. He has served as a director of  Stonebridge Bank, a Pennsylvania state chartered bank and wholly-owned subsidiary of Stonebridge Financial Corporation, since January 1999. From January 1999 to September 2010, he served as Chairman of the Board of Stonebridge Bank and as a director of Stonebridge Financial Corporation.

Randolph K. Piechocki has been a director since October 2002.  He currently serves as president of Palco Telecom Service, Inc., a provider of reverse logistic and warranty fulfillment services, and has so served since August 1999.  He has held senior level management and advisory positions at Verilink/TxPort, Voice Control Systems, American Mobile Satellite, Marmon/Tie Communications, British Telecom/CTG and Teltronics Services. Mr. Piechocki received a Masters of Business Administration from Harvard Business School in 1976 and a Masters Degree in Telecommunications from New York University in 1989.

Timothy W. O’Neil has been a director since August 2006.  He currently serves as the managing director of The EON Group, an independent wireless technology research boutique, which he founded in 2002. From 2003 to 2004, he served as a financial analyst at Sigma Asset Management, an independent financial adviser. From 1997 to 2002, he was a wireless telecommunications analyst at Soundview Technology Group, a technology-focused investment bank that was acquired by Charles Schwab Corp. in 2003. Mr. O’Neil received a Masters of Business Administration from Harvard Business School in 1991.

Warren N. Romine has been a director since August 2006.  He currently serves as a director in the Aerospace•Defense•Government (ADG) Group of Houlihan Lokey Howard & Zukin, a leading international investment bank. From 2000 to 2005, he was employed by Jefferies & Company, an investment banking firm, including in its Jefferies Quarterdeck division, focused exclusively on the aerospace and defense industry. Mr. Romine received a Masters of Business Administration from Harvard Business School in 1997. He holds NASD Series 7, 63 and 24 designations.

Director Not Standing for Re-election

John Wellhausen has decided not to stand for re-election at the annual meeting.   Mr. Wellhausen, age 59, has been a director since August 2006 and his term as a director will expire at the conclusion of the annual meeting.  He is self-employed as a financial manager and consultant and has served as president of Memphis Gamma Knife, LCC since January 2004. From 2004 to 2007, he served as chief executive officer of United Medical Imaging, LLC, an operator of outpatient imaging centers. From 1983 to 2003, Mr. Wellhausen served in various financial capacities with The Marmon Group of Companies.  Mr. Wellhausen received a Masters of Business Administration from the University of Chicago in 1993. He is also a member of the Illinois CPA Society and a registered CPA in the state of Illinois.

Executive Officers

The following table presents information with respect to our executive officers as of April 9, 2011.

Name	Age	Position

David P. Storey	59	President, Chief Executive Officer and Director
William P. Kelly	55	Executive Vice President and Chief Financial Officer and Secretary
James E. Gilley	48	Chief Technology Officer and Vice President

See “—Nominees for Election as Directors” above for additional information concerning Mr. Storey.

William P. Kelly has been our Executive Vice President and Chief Financial Officer since July 1997, and Secretary since June 2000.  From October 1995 to June 1997, he was Vice President and Chief Financial Officer of our subsidiary, RELM Communications, Inc.  From January 1993 to October 1995, he was the Financial Director of Harris Corp. Semiconductor Sector.

James E. Gilley has been our Chief Technology Officer and Vice President since June 30, 2008. From September 1995 to June 2008, he served as Chief Scientist of Transcrypt International, Inc., a wholly-owned subsidiary of EFJ, Inc., a provider of secure wireless technologies primarily for the homeland security marketplace.  Mr. Gilley received a Master of Science degree in Electrical Engineering and a Bachelor of Science degree, Electrical Engineering from the University of Nebraska in 1990 and 1985, respectively.

CORPORATE GOVERNANCE

The board of directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The board of directors, which is elected by the stockholders, is our ultimate decision-making body except with respect to those matters reserved to our stockholders. It selects the senior management team, which is charged with the conduct of our business. Having selected the senior management team, the board of directors acts as an advisor and counselor to senior management and ultimately monitors its performance.

Guidelines

Board of Directors Independence

In accordance with the NYSE Amex corporate governance listing standards, it is our policy that the board of directors consist of a majority of independent directors. Our board of directors reviews the relationships that each director has with us and other parties.  Only those directors who do not have any of the categorical relationships that preclude them from being independent within the independence requirements of the NYSE Amex corporate governance listing standards and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors.  The board of directors has reviewed a number of factors to evaluate the independence of each of its members.  These factors include its members' current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries; and the relationships between us and other companies of which our board members are directors or executive officers.  After evaluating these factors, the board of directors has determined that six of its seven members are “independent” within the independence requirements of the NYSE Amex corporate governance listing standards,  all applicable rules and regulations of the SEC, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended.  These six directors are: George N. Benjamin, III, Donald F.U. Goebert, Randolph K. Piechocki, Timothy W. O’Neil, Warren N. Romine and John Wellhausen.  David P. Storey is not independent because of his employment as a senior executive of our company.

Independent members of our board of directors meet in executive session without management present, and are scheduled to do so at least two times per year.  The board of directors has designated Mr. Benjamin as the presiding director for these meetings.

Voting for Directors

In an uncontested election, any nominee for director who receives more votes “withheld” from his or her election than votes “for” such election is required to promptly submit his or her resignation to the nominating and governance committee.

The nominating and governance committee is required to make recommendations to the board of directors as to the action to be taken with respect to any such resignation. The board of directors is required to take action within a reasonable period of time and to promptly disclose to the public each resignation and related board decision.

Stockholder Communications

Our board of directors believes that it is important for our stockholders to have a process to send communications to the board.  Accordingly, stockholders desiring to send a communication to the board of directors, or to a specific director, may do so by delivering a letter to the corporate secretary of RELM at 7100 Technology Drive, West Melbourne, Florida 32904.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a "stockholder-board communication" or "stockholder-director communication."  All such letters must identify the author as the stockholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors.  The secretary will open such communications and make copies, and then circulate them to the appropriate director or directors and such other individuals in accordance with our corporate governance policies.

Policy Concerning Director Attendance at Annual Stockholders' Meetings

While we encourage all members of our board of directors to attend our annual stockholders' meetings, there is no formal policy as to their attendance at annual stockholders' meetings.  All seven of the members of our board of directors attended the 2011 annual stockholders' meeting.

Codes of Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, and a Code of Ethics for the chief executive officer and senior financial officer.  These Codes are available at our website at www.relm.com.

We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website at www.relm.com.

Meetings and Committees of the Board of Directors

The board of directors held seven (7) meetings during 2011, and each of the directors attended at least seventy-five percent (75%) of the total number of meetings of the board of directors and committees (if any) on which he served.  The board of directors has a standing audit committee, compensation committee and nominating and governance committee.

Audit Committee.  The members of the audit committee are Randolph K. Piechocki, Warren N. Romine and John Wellhausen, who serves as chairperson.  The audit committee has a written charter, which is available at our website at www.relm.com.  The audit committee charter requires that the audit committee consist of three or more members of the board of directors, each of whom are independent as defined by the corporate governance listing standards of the NYSE Amex.   The board of directors has determined that each of the members of the audit committee is independent, as defined by Rule 10A-3 of the Securities Exchange Act of the 1934 (the “Exchange Act”), and the corporate governance listing standards of the NYSE Amex. The board of directors also has determined that Mr. Wellhausen is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The audit committee has oversight responsibility for quality and integrity of our consolidated financial statements.  The committee meets privately with members of our independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management.  The independent registered public accounting firm has unrestricted access and reports directly to the committee. The audit committee met eleven (11)  times during 2011.  The primary functions of the audit committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our stockholders; (ii) our internal financial and accounting processes; and (iii) the independent audit process.  Additionally, the audit committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors and (d) funding.  These and other aspects of the audit committee’s authority are more particularly described in the audit committee charter.

The audit committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm, BDO USA, LLP.  The policy requires that all services to be provided by BDO USA, LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee.  The audit committee approved all audit services provided by BDO USA, LLP to us during 2011.  BDO USA, LLP did not provide any audit-related or non-audit services to us during 2011.

Compensation Committee.  The members of the compensation committee are Donald F.U. Goebert, as chairperson, Randolph K. Piechocki and Timothy W. O’Neil.  All members of the compensation committee are independent within the corporate governance listing standards of the NYSE Amex.  The compensation committee has a written charter, which is available at our website at www.relm.com. The functions performed by the compensation committee include reviewing and approving all compensation arrangements for our executive officers and administering our equity incentive plans. During 2011, the compensation committee met one (1) time.

Nominating and Governance Committee.  The members of the nominating and governance committee are Timothy W. O’Neil, Warren N. Romine and Randolph K. Piechocki, who serves as chairperson. All members of the nominating and governance committee are independent within the corporate governance listing standards of the NYSE Amex.  The nominating and governance committee has a written charter, which  is available at our website at www.relm.com.  During 2011, the nominating and governance committee met three (3) times.

The functions of the nominating and governance committee include determining and recommending to the board of directors the slate of director nominees for election to the board of directors at each annual stockholders’ meeting and identifying and recommending director candidates to fill vacancies occurring between annual stockholders’ meetings.  In addition, the nominating and governance committee reviews, evaluates and recommends changes to our corporate governance guidelines and policies, and monitors our compliance with these corporate governance guidelines and policies.

Board’s Role in Risk Oversight

Our board of directors, through its three standing committees, has an advisory role in risk oversight for our company.  Company management maintains primary responsibility for the risk management of our company.  The current trends of increased regulation, litigation and political and economic volatility make it extremely difficult to predict the type and magnitude of risks facing our company.  The board relies on the representations of management, the external audit of our financial and operating results, our company’s systems of internal controls and the historically conservative practices of our company to provide comfort on our company’s ability to manage its risks.  Management’s discussion of current risks factors are set forth in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Director Nomination Process

In accordance with the nominating and governance committee’s written charter, the nominating and governance committee has established policies and procedures for the nomination of director candidates to the board of directors.  The nominating and governance committee determines the required selection criteria and qualifications of director candidates based upon our needs at the time director candidates are considered.  Minimum qualifications for director candidates are set forth in the committee’s “Policy Regarding Minimum Qualifications of Director Candidates” attached as Annex A to this proxy statement.  We are of the view that the continuing service of qualified incumbent directors promotes stability and continuity in the function of the board of directors, contributing to the board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure.  The nominating and governance committee has adopted procedures consistent with the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the board, whom the committee believes continue to make important contributions to the board and who consent to continue their service on the board.  These procedures are set forth in the committee’s “Procedures for Identifying and Evaluating Director Candidates” attached as Annex B to this proxy statement.  The nominating and governance committee has adopted a policy with regard to the consideration of director candidates submitted by stockholders.  This policy is set forth in the committee’s “Policy Regarding Director Candidate Recommendations Submitted by Stockholders” attached as Annex C to this proxy statement.  In accordance with this policy, the nominating and governance committee will consider director candidates recommended by stockholders only where the committee has determined to not re-nominate a qualified incumbent director.  In addition, the nominating and governance committee will not consider any recommendation by a stockholder or an affiliated group of stockholders unless such stockholder or group of stockholders has owned at least five percent (5%) of our common stock for at least one year as of the date the recommendation is made.  Any eligible stockholder (or affiliated group of stockholders) who desires to recommend a director candidate for consideration by the nominating and governance committee for the 2013 annual meeting of stockholders is required to do so prior to December 11, 2012.  Any such eligible stockholder (or affiliated group of stockholders) is required to submit complete information about itself and the recommended director candidate as specified in the committee’s “Procedures for Stockholders Submitting Director Candidate Recommendations” attached as Annex D to this proxy statement.  Submissions should be addressed to the nominating and governance committee care of our corporate secretary at our principal headquarters, 7100 Technology Drive, West Melbourne, Florida 32904.  Submissions must be made by mail, courier or personal delivery.  E-mail submissions will not be considered.

DIRECTOR COMPENSATION

The following table shows the compensation of our non-employee directors for the year ended December 31, 2011.  For a description of the compensation, see the narrative description immediately following the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
George Benjamin, III	63,500	__	5,525	__	__	__	69,025
Donald F. U. Goebert	14,750	__	5,525	__	__	__	20,275
Randolph K. Piechocki	20,750	__	5,525	__	__	__	26,275
Timothy W. O’Neil	15,000	__	5,525	__	__	__	20,525
Warren N. Romine	19,500	__	5,525	__	__	__	25,025
John Wellhausen	19,250	__	5,525	__	__	__	24,775
______________
(1)
On May 25, 2011, stock option grants for 5,000 shares of our common stock were made to the directors indicated above at an exercise price of $2.00 per share. Amounts shown represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 “Compensation-Stock Compensation” (“FASB ASC Topic 718”).   The value ultimately realized by the director upon the actual exercise of the stock options may or may not be equal to the FASB ASC Topic 718 computed value.  For a discussion of valuation assumptions, see Note 10 (Share-Based Employee Compensation) of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

During 2011, we paid to each of our non-employee directors meeting fees of $1,000 for attendance in person and $500 for attendance by telephone at each board meeting.  We also paid to each of our non-employee directors, who served on any committee of the board, meeting fees of $250 for attendance at each meeting of any such committee which was held in conjunction with a meeting of the board and meeting fees of $500 for attendance at each meeting of any such committee which was not held in conjunction with a board meeting. Each of our non-employee directors who served as chairperson of any committee of the board of directors also received an annual fee of $1,000. In addition, our non-employee directors receive a yearly retainer fee of $8,000.  During 2011, we paid $50,000 to Mr. Benjamin for his services as chairman of the board. On May 25, 2011, after the 2011 annual stockholders’ meeting, each of our non-employee directors received a stock option grant to purchase 5,000 shares of our common stock at an exercise price of $2.00 per share.  These stock option grants were made pursuant to the terms of our 2007 Incentive Compensation Plan.  Our 2007 Incentive Compensation Plan provides for automatic annual grants of stock options for 5,000 shares to each non-employee director on the date of each annual meeting of stockholders at which such individual is elected or re-elected as a director.  The 2007 Incentive Compensation Plan further provides that each grant be made at an exercise price equal to the fair market value of our common stock on the date of grant and on such other terms and conditions determined by the compensation committee, as administrator of the Plan, and consistent with the Plan. However, under a policy established by the compensation committee, all stock option grants to non-employee directors are required to have an exercise price equal to either the book value per share or the fair market value per share, whichever is greater on the date of grant.  All non-employee directors are entitled to reimbursement of reasonable expenses incurred by them in connection with their attendance at meetings of the board and any committee thereof on which they serve or otherwise in furtherance of our business.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The audit committee also has reviewed and discussed with our independent registered public accounting firm BDO USA, LLP, which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the audit committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence.

Based on the considerations and discussions referred to above, the audit committee recommended to our board of directors (and the board approved) that the audited consolidated financial statements for 2011 be included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.  This report is provided by the following independent directors, who comprise the audit committee:

John Wellhausen (chairperson)
Randolph K. Piechocki
Warren N. Romine

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

The compensation committee of our board of directors determines the compensation for our executive officers and oversees the administration of our executive compensation programs.  The compensation committee is comprised entirely of independent directors.

Objectives of Our Compensation Program

The primary objectives of our compensation program for our chief executive officer, David P. Storey (the “CEO”), and our other two executive officers, William P. Kelly, Executive Vice President and Chief Financial Officer, and James  E. Gilley, Chief Technology Officer and Vice President, named in the Summary Compensation Table on page 24 of this proxy statement (together with the CEO, the “Named Executive Officers”) are to retain the Named Executive Officers, all but one of whom have been employed by us since at least 1998, and align their annual cash and long-term stock incentives with the creation of stockholder value.  We attempt to accomplish these objectives through two means. First, we pay the Named Executive Officers compensation consisting of a mix of base salary and performance-based bonus in cash and stock options. Second, the compensation committee strives to design a compensation program that ties a significant portion of our Named Executive Officers’ total compensation to our financial performance.   The compensation committee is responsible for designing compensation programs that do not incentivize our employees to take risks on behalf of our company.

Overview of Compensation Philosophy and Program

The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual performance goals by us, and which aligns the Named Executive Officers’ interests with those of stockholders by rewarding performance based on established goals, with the ultimate objective of creating stockholder value. The compensation committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to the Named Executive Officers remains competitive with market practices. To that end, the compensation committee believes executive compensation packages provided by us to the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.  The purpose of our compensation program is to reward exceptional organizational performance.

The following compensation objectives are considered in setting the compensation program for our Named Executive Officers:

●	drive and reward performance which supports our core values;

●	provide a significant percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;

●	encourage stock ownership to align the interests of the Named Executive Officers with those of stockholders;

●	design competitive total compensation to enhance our ability to retain our Named Executive Officers and attract additional ones, if necessary; and

●	set compensation and provide incentives that reflect competitive market practices.

Role of Named Executive Officers in Compensation Decisions

The compensation committee makes all final compensation decisions for the Named Executive Officers, including stock options.  The CEO annually reviews the performance of each of the other Named Executive Officers, while the compensation committee reviews the performance of the CEO.  The conclusions and recommendations resulting from the CEO’s review are then presented to the compensation committee for its consideration and approval.  The compensation committee can exercise its discretion in modifying any of the CEO’s recommendations.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our Named Executive Officer compensation philosophy includes the following three principles:

(i)           Compensation should be related to company performance

 We believe that a significant portion of a Named Executive Officer’s compensation should be tied not only to individual performance, but also to company performance measured against financial objectives. During periods when performance meets or exceeds the established financial objectives, Named Executive Officers should be paid at or more than expected levels. When our performance does not meet these financial objectives, incentive award payments, if any, should be less than such levels.

(ii)           Incentive compensation should represent a significant portion of a Named Executive Officer’s total compensation

We intend to allocate a significant portion of a Named Executive’s Officer’s total compensation to incentive compensation in order to minimize costs when company performance is not optimum.  A significant portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based on financial measures of sales growth and profitability. Named Executive Officers have the incentive of increasing sales and profitability in order to earn a significant portion of their compensation package.

(iii)           Incentive compensation should balance short-term and long-term performance

Although we do not have a formal policy for a specific allocation between current and long-term compensation or cash and non-cash compensation, the compensation committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, the Named Executive Officers will be provided both short- and long-term incentives. We provide the Named Executive Officers and many employees with opportunities to become stockholders or to share accretion in value with stockholders. These opportunities may include stock option grants, restricted stock awards, stock appreciation rights, performance awards, deferred stock awards and other stock-based awards, among others.

Elements of Compensation

The elements of our executive compensation program consist of a base salary, participation in certain performance-based compensation plans, including our annual executive incentive bonus plan developed at the beginning of each year by the compensation committee with the assistance of the CEO and our 2007 Incentive Compensation Plan. Our executive compensation program also includes our 401(k) plan.

Base Salary.  Each Named Executive Officer is paid a base salary that is reviewed annually by the compensation committee.  The Named Executive Officers’ base salaries were reviewed in March 2011 and no adjustments were made to them. In May 2011, the Named Executive Officers agreed to a 5% reduction in their base salaries effective as of May 16, 2011 as part of a company-wide reduction in employee salaries. The base salaries for 2011 of the Named Executive Officers, after giving effect to such reduction, are shown in column (c) of the Summary Compensation Table on page 24 of this proxy statement.

The Named Executive Officers’ base salaries were reviewed again in February 2012 and no adjustments were made to them.  The Named Executive Officers’ base salaries for Messrs. Storey, Kelly and Gilley are currently $275,300, $164,388 and $117,420, respectively, after giving effect to the 5% reduction in salaries that became effective on May 16, 2011 as noted above.

2011 Executive Incentive Bonus Plan.  On March 8, 2011, the compensation committee established and adopted the 2011 executive incentive bonus plan for the Named Executive Officers. Under the 2011 executive incentive bonus plan,  each of the Named Executive Officers is eligible to receive cash and stock option awards if we achieve reportable audited pre-tax net income for the fiscal year ending December 31, 2011 that is not less than 100% of the criterion for pre-tax net income as specified in the plan, provided that no Named Executive Officer shall be eligible to receive any such award unless he is still employed by us at the time the compensation committee acts to grant any such award.  The maximum aggregate amount of cash awards payable under the plan to the Named Executive Officers is 10% of our reportable audited pre-tax net income for the fiscal year ending December 31, 2011 at or above such minimum criterion for pre-tax net income, provided that the Named Executive Officers may not receive cash awards that exceed 100% of their base salaries (the “2011 cash award pool”). The 2011 cash award pool is allocable to the Named Executive Officers as follows: 36% to Mr. Storey, 26% to Mr. Kelly  and 19% to Mr. Gilley. The maximum aggregate amount of stock option awards payable under the plan to the Named Executive Officers is 85,000 stock options upon our achieving reportable audited pre-tax net income for the fiscal year ending December 31, 2011 at or above such minimum criterion for pre-tax net income (the “2011 stock option award pool”).  The 2011 stock option award pool is allocable to the Named Executive Officers as follows: 45% to Mr. Storey, 25% to Mr. Kelly and 15% to Mr. Gilley.  Any stock option award is to have an exercise price equal to either the book value per share or fair market value per share, whichever is greater on the date of grant, is to vest one-third on the date of grant and thereafter one-third on the first and second anniversaries of the date of grant (so long as the Named Executive Officer is then employed by us) and is to have a term of ten years and such other terms designated by the compensation committee on the date of grant.   Under the plan, the compensation committee may grant discretionary awards to the Named Executive Officers if we achieve reportable audited pre-tax net income for the fiscal year ending December 31, 2011 below or above such minimum criterion for pre-tax net income.

As reported in March 2012, we had  audited pre-tax loss for the fiscal year ended December 31, 2011.  As a result, no portion of either the 2011 cash award pool or the 2011 stock option award pool was granted to the Named Executive Officers and the compensation committee did not grant any discretionary cash or stock options awards under the 2011 executive incentive bonus plan to the Named Executive Officers.

As previously reported, on February 29, 2012, the compensation committee established and adopted the 2012 executive incentive bonus plan for the Named Executive Officers. Under the 2012 executive incentive bonus plan,  each of the Named Executive Officers is eligible to receive cash and stock option awards if we achieve reportable audited pre-tax net income for the fiscal year ending December 31, 2012 that is not less than 100% of the criterion for pre-tax net income as specified in the plan, provided that no Named Executive Officer shall be eligible to receive any such award unless he is still employed by us at the time the compensation committee acts to grant any such award.  The maximum aggregate amount of cash awards payable under the plan to the Named Executive Officers is 10% of our reportable audited pre-tax net income for the fiscal year ending December 31, 2012 at or above such minimum criterion for pre-tax net income, provided that the Named Executive Officers may not receive cash awards that exceed 100% of their base salaries (the “2012 cash award pool”). The 2012 cash award pool is allocable to the Named Executive Officers as follows: 44% to Mr. Storey, 32% to Mr. Kelly and 24% to Mr. Gilley. The maximum aggregate amount of stock option awards payable under the plan to the Named Executive Officers is 45,000 stock options upon our achieving reportable audited pre-tax net income for the fiscal year ending December 31, 2012 at or above such minimum criterion for pre-tax net income (the “2012 stock option award pool”).  The 2012 stock option award pool is allocable to the Named Executive Officers as follows: 56% to Mr. Storey, 33% to Mr. Kelly and 11% to Mr. Gilley.  Any stock option award is to have an exercise price equal to either the book value per share or fair market value per share, whichever is greater on the date of grant, is to vest one-third on the date of grant and thereafter one-third on the first and second anniversaries of the date of grant (so long as the Named Executive Officer is then employed by us) and is to have a term of ten years and such other terms designated by the compensation committee on the date of grant.   Under the plan, the compensation committee may grant discretionary awards to the Named Executive Officers if we achieve reportable audited pre-tax net income for the fiscal year ending December 31, 2012 below or above such minimum criterion for pre-tax net income.

Stock Options and Other Equity-Based Awards. Our 2007 Incentive Compensation Plan provides for the grant of equity-based awards to officers, directors, employees, consultants and other persons providing services to us or our subsidiaries. Such equity-based awards may consist of stock options, restricted stock awards, stock appreciation rights, performance awards, deferred stock awards and other stock-based awards, among others.  The 2007 Incentive Compensation Plan is designed to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. We believe that grants of equity-based awards serve as effective long term incentives for the Named Executive Officers  that encourage them to remain with us and continue to excel in their performance.

Each stock option permits the option holder, for a limited term (known as the “option term”), to purchase one share of our stock from us at the exercise price, which is the closing price of our common stock on the date of grant (except in the case of non-employee directors and the Named Executive Officers, as required under a policy of the compensation committee, the exercise price is either the book value per share or fair market value per share, whichever is greater on the date of grant). The option term for the Named Executive Officers is generally ten years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

Stock options have value only to the extent the price of our common stock on the date of exercise exceeds the exercise price and the holder of the option remains employed during the period required for the option to “vest” thus providing an incentive for an option holder to remain employed by us. In addition, stock options link a portion of the recipient’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

The number of outstanding stock options held by the Named Executive Officers as of December 31, 2011 are shown on the “Outstanding Equity Awards At Fiscal Year-End Table” on page 26 of this proxy statement. Additional information about these stock options, including the number of shares subject to each grant and the exercise price for each grant, is also shown in the “Outstanding Equity Awards At Fiscal Year-End Table.”

Retirement, Health and Welfare Benefits. We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. We provide full time employees, regularly scheduled to work 30 or more hours per week, long-term disability and basic life insurance at no cost to the employee. In lieu of maintaining short-term disability insurance for our full-time employees, any full-time employee that becomes disabled is eligible to be paid such full-time employee’s then full salary from the date of disability until the date on which such full-time employee is eligible to receive long-term disability insurance benefits.  We offer a qualified 401(k) savings and retirement plan. All of our employees, including the Named Executive Officers, are generally eligible for the 401(k) plan. Our contribution to the 401(k) plan is either 50% of the participants contribution up to a maximum of 6% or a discretionary amount. In May 2011, as part of our company-wide reduction of employee salaries as noted above,  we suspended effective as of May 16, 2011 making further employee matching contributions to the 401(k) plan for the remainder of 2011. This suspension remains in effect for 2012.  The amounts of our matching contributions under the 401(k) Plan for 2011 for each of the Named Executive Officers is included in column (i) of the “Summary Compensation Table” on  page 24 of this proxy statement.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by us in any year with respect to the CEO or any other Named Executive Officer unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. None of our Named Executive Officers earned compensation in 2011 in excess of this $1,000,000 limitation. We have designed the 2007 Incentive Compensation Plan to satisfy the requirements for performance based compensation within the meaning of Section 162(m) of the Code.  Therefore, compensation paid to any Named Executive Officer under the 2007 Incentive Compensation Plan would be qualified for deductibility under Section 162(m) in the event such compensation exceeded the $1,000,000 limitation. We may from time to time pay compensation to our Named Executive Officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although we will generally attempt to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Stock Option Practices

The compensation committee formally approves all stock option grants to the Named Executive Officers.  The compensation committee determines the effective date of such grants without regard to current or anticipated stock price levels or the release of material non-public information.  The compensation committee also may make, and in the past has made, special grants to the Named Executive Officers during the course of a year.  The compensation committee may delegate, and has in the past delegated, authority to the CEO to make grants during the course of the year to employees who are not executive officers, primarily for new hires, promotions, to retain valued employees or to award exceptional performance.  These grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences his or employment by us.  All stock options granted under our equity incentive plans, whether made by the compensation committee or the CEO, are to be at an exercise price equal to the closing sales price for a share of our common stock on the date of grant, provided that stock option awards under the 2012 executive incentive bonus plan are to be at an exercise price equal to the greater of the book value per share or the closing sales price for a share of our common stock on the date of grant.

Frequency of Advisory Votes on Compensation of the Named Executive Officers

At our 2011 annual stockholders’ meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), we held an advisory vote (non-binding) vote on whether the advisory vote on the compensation of our named executive officers should occur every year, every other year or every three years.  In light of the meeting’s previously reported voting results in favor of holding such advisory vote every three years,  our board of directors has adopted a policy to hold an advisory vote on the compensation of our named executive officers every three years.  The board of directors believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a vote on executive compensation.  The Dodd-Frank Act requires us to hold an advisory vote on the frequency of the advisory vote on executive compensation at least once every six years.

2012 Change of Control Agreements

As previously reported, effective as of February 29, 2012, we entered into change of control agreements with the Named Executive Officers, which were approved by the compensation committee.  Each of these change of control agreements has a term of four years, unless a “change of control” (as defined in the change of control agreements) of the our company occurs within such four-year period, in which case, each change of control agreement shall automatically be extended for twelve months after the date of such change of control.   Pursuant to each change of control agreement, if the applicable Named Executive Officer’s employment is terminated within twelve months following a change of control (i) by our company for any reason other than death, disability or “cause” (as defined in the change of control agreements) or (ii) by such Named Executive Officer for “good reason” (as defined in the change of control agreements), each such change of control agreement provides that the applicable Named Executive Officer will receive certain payments and benefits.  These payments and benefits for each of the Named Executive Officers, Messrs. Storey, Kelly and Gilley, are as follows:

●
Mr. Storey will receive (i) a cash payment equal to the sum of (x) 100% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of twelve months after the date of termination and (iii) outplacement services for a period of twelve months following the date of termination, not to exceed $15,000;

●
Mr. Kelly will receive (i) a cash payment equal to the sum of (x) 75% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of nine months after the date of termination and (iii) outplacement services for a period of nine months following the date of termination, not to exceed $11,250; and

●
Mr. Gilley will receive (i) a cash payment equal to the sum of (x) 50% of his then-current base salary and (y) the average of his annual cash bonuses for the two fiscal years preceding the fiscal year in which termination occurs, (ii) health, life and disability insurance benefits for himself and, if applicable, his covered dependents for a period of six months after the date of termination and (iii) outplacement services for a period of six months following the date of termination, not to exceed $7,500.

Each of these change of control agreements contain term and post-termination confidentiality, non-solicitation and non-competition covenants. The post-termination non-solicitation and non-competition covenants survive twelve months for Mr. Storey, nine months for Mr. Kelly and six months for Mr. Gilley, while the post-term confidentiality covenants survive indefinitely for each of them.

The foregoing description of the change of control agreements for the Named Executive Officers is not complete and is qualified in its entirety by reference to the full text of the change of control agreements which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to our Current Report on Form 8-K dated February 29, 2012, as filed with the Securities and Exchange Commission on March 2, 2012, and are incorporated herein by reference.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation of our Named Executive Officers for the last three completed fiscal years ended December 31, 2011:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
David P. Storey	2011	281,243	–	–	–	–	–	8,364	(4)	289,607
President and Chief	2010	289,842	–	–	–	–	–	9,549	(4)	299,391
Executive Officer	2009	281,400	–	–	129,555	116,590	–	9,671	(4)	537,216

William P. Kelly	2011	167,549	–	–	–	–	–	7,087	(5)	174,636
Executive Vice	2010	173,040	–	–	–	–	–	9,289	(5)	182,329
President, Chief Financial Officer and Secretary	2009	168,000	–	–	71,975	81,787	–	9,410	(5)	331,172

James E. Gilley	2011	119,464	–	–	–	–	–	2,585	(6)	122,049
Chief Technology	2010	123,600	–	–	–	–	–	2,063	(6)	125,663
Officer and Vice President	2009	120,000	–	–	43,185	58,005		2,387	(6)	223,577
			–	–

_____________
(1)	The amounts in this column for 2011 reflect a 5% salary reduction that became effective on May 16, 2011 as part of a company-wide reduction in employee salaries.

(2)
The amounts in this column for the fiscal year 2009 represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718.  The value ultimately realized by the Named Executive Officers upon the actual exercise of the stock options may or may not be equal to the FASB ASC Topic 718 computed value.  The Named Executive Officers were granted these stock options effective March 2010 under our executive incentive bonus plan for the fiscal year 2009, except for Mr. Gilley who was granted other stock options in May 2009 outside our executive incentive bonus plan with an aggregate grant date fair value of $711. The discussion of the assumptions used for purposes of the valuation of the stock options granted for the fiscal year 2009 appear in Note 10 (Share-Based Employee Compensation) of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)	The amounts in this column represent cash bonuses awarded to our Named Executive Officers under our executive incentive bonus plan for the fiscal year 2009 but paid in 2010.

(4)
The amounts in this column for Mr. Storey represent our matching contributions for the fiscal years 2011, 2010 and 2009 of  $3,040, $5,547 and $5,577, respectively, to Mr. Storey’s account under our 401(k) plan and our payments for the fiscal years 2011, 2010 and 2009 of $5,324, $4,002, and $4,094, respectively, for long-term disability, life and health insurance premiums for the benefit of Mr. Storey.

(5)
The amounts in this column for Mr. Kelly  represent our matching contributions for the fiscal years 2011, 2010 and 2009 of $1,865, $5,355 and $5,404, respectively, to Mr. Kelly’s account under our 401(k) plan and our payments for the fiscal years 2011, 2010 and 2009 of $5,222, $3,934 and $4,006, respectively, for long-term disability, life and health insurance premiums for the benefit of Mr. Kelly.

(6)
The amounts in this column for Mr. Gilley represent our matching contributions for the fiscal years 2011, 2010 and 2009 of $0, $0 and $0, respectively, to Mr. Gilley’s account under our 401(k) plan and our payments for the fiscal years 2011, 2010 and 2009 of $2,585, $2,063 and $2,387, respectively, for long-term disability, life and health insurance premiums for the benefit of Mr. Gilley.

Each of the Named Executive Officers did not receive any other compensation during 2011, 2010 or 2009 except for perquisites and other personal benefits of which the total value did not exceed $10,000.

The above table does not include the compensation of Harold B. Cook, who served as our Executive Vice President of Operations since before and during the last three fiscal years until his death on September 17, 2011.

GRANTS OF PLAN-BASED AWARDS

The table disclosing grants of plan-based awards for the year ended December 31, 2011 is omitted because no awards were granted under our 2011 executive incentive bonus plan to the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information with respect to outstanding stock option awards for our shares of common stock classified as exercisable and unexercisable as of December 31, 2011 for the Named Executive Officers.  There were no outstanding stock awards as of December 31, 2011 for the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David P. Storey	50,000 (1) 5,000 (2) 10,000 (3) 16,468 (4) 45,000 (5)			1.14 2.05 2.10 11.40 4.07	2/12/12 2/10/14 2/22/15 2/22/16 3/04/20	__	__	__	__
William P. Kelly	5,000 (6) 10,000 (7) 16,468 (8) 25,000 (9)			2.05 2.10 11.40 4.07	2/10/14 2/22/15 2/22/16 3/04/20	__	__	__	__
James E. Gilley	25,000 (10) 1,000 (11) 15,000 (12)			1.50 1.89 4.07	6/30/18 5/18/19 3/04/20	__	__	__	__
___________
(1)	The option was granted on February 11, 2002. The option is fully vested and exercisable.

(2)	The option was granted on February 11, 2004. The option is fully vested and exercisable.

(3)	The option was granted on February 23, 2005. The option is fully vested and exercisable.

(4)	The option was granted on February 23, 2006. The option is fully vested and exercisable.

(5)	The option was granted on March 4, 2010. The option is fully vested and exercisable.

(6)	The option was granted on February 11, 2004. The option is fully vested and exercisable.

(7)	The option was granted on February 23, 2005. The option is fully vested and exercisable.

(8)	The option was granted on February 23, 2006. The option is fully vested and exercisable.

(9)	The option was granted on March 4, 2010. The option is fully vested and exercisable.

(10)	The option was granted on June 30, 2008. The option is fully vested and exercisable.

(11)	The option was granted on May 19, 2009 whereupon it became fully vested and exercisable.

(12)	The option was granted on March 4, 2010. The option is fully vested and exercisable.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain information regarding option awards exercised during 2011 by the Named Executive Officers. There were no outstanding stock awards as of December 31, 2011 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
David P. Storey	__	__	__	__
William P. Kelly	10,508	14,081	__	__
James E. Gilley	__	__	__	__

PENSION BENEFITS

The table disclosing the actuarial present value of each Named Executive Officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each Named Executive Officer during the fiscal year 2011 is omitted because we do not have a defined benefit plan for the Named Executive Officers or other employees.  The only retirement plan available to the Named Executive Officers in 2011 was our qualified 401(k) retirement plan, which is available to all employees.

NON-QUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, each Named Executive Officer’s withdrawals, earnings and fiscal year end balances in those plans is omitted because in the fiscal year 2011 we had no nonqualified deferred compensation plans or benefits for the Named Executive Officers or other employees.

POTENTIAL PAYMENTS UPON TERMINATION IN CONNECTION
WITH A CHANGE OF CONTROL

We did not maintain any change of control agreements with any of our Named Executive Officers at December 31, 2011. Reference is made to “Compensation Discussion and Analysis—2012 Change of Control Agreements” for a description of the change of control agreements our company entered into with our Named Executive Officers effective as of February 29, 2012.  Upon a change of control, stock options held by our Named Executive Officers to the extent then unvested would become vested and exercisable in accordance with the terms of the related option agreements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to our equity compensation plans: the 2007 Non-Employee Director Stock Option Plan, the 2007 Incentive Compensation Plan, the 1997 Stock Option Plan (which expired in October 2007) and the 1996 Stock Option Plan for Non-Employee Directors (which expired in October 2006), under which our common stock is authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	680,912	$3.56	443,000
Equity compensation plans not approved by security holders	-	-	-
Total	680,912	$3.56	443,000

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the “Compensation Discussion and Analysis” set forth elsewhere in this proxy statement.  Based on such review, the related discussions and such other matters deemed relevant and appropriate by the compensation committee, the compensation committee has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2011.  This report is provided by the following independent directors, who comprise the committee:

Donald F.U. Goebert (chairperson)
Randolph K. Piechocki
Timothy W. O’Neil

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries (other than Mr. Goebert who served as our president and chief executive officer from April 1993 to December 1997), or had any relationship requiring disclosure under “Transactions With Related Persons.”

During the last fiscal year, none of our executive officers served as:

☐
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

☐	a director of another entity, one of whose executive officers served on our compensation committee; and

☐
a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

TRANSACTIONS WITH RELATED PERSONS

The nominating and governance committee is responsible for reviewing and approving or ratifying, as appropriate, all transactions with related persons in accordance with our written policy and procedures for transactions with related persons, a copy of which is attached as Annex E to this proxy statement.

During 2011, we did not have any transactions with related persons that were reportable under Item 404 of Regulation S-K, and we do not have any transactions with related persons currently proposed for 2012 that are reportable under Item 404 of Regulation S-K.

RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (formerly known as BDO Seidman LLP, “BDO”), an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2011.  We had no disagreements with BDO on accounting and financial disclosures.  BDO’s work on our audit for 2011 was performed by full time, permanent employees and partners of BDO. BDO has been reappointed to serve as our independent registered public accounting firm for 2012.

Representatives of BDO are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate stockholder questions.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The rules of the Securities and Exchange Commission require us to disclose fees billed by our independent registered public accounting firm for services rendered to us for each of the years ended December 31, 2011 and 2010.

Audit Fees

BDO billed us approximately $128,000 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2011.  BDO billed us approximately $53,700 for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2011.

BDO billed us approximately $125,000 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2010.  BDO billed us approximately $52,500 for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2010.

Audit-Related Fees

BDO did not bill us for audit-related fees for the years ended December 31, 2011 and 2010, respectively, as no audit-related services were performed during such years.

Tax Fees

BDO did not bill us for tax fees for the years ended December 31, 2011 and 2010, respectively, as no tax services were performed during such years.

All Other Fees

BDO did not bill us for other services for the years ended December 31, 2011 and 2010, as no other services were performed during those years.

The audit committee has determined that the provision of the services by BDO reported hereunder had no impact on either of their independence.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission (“SEC”) initial statements of beneficial ownership of common stock and statements of changes in beneficial ownership of common stock.  Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with all Section 16 reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and 10 percent beneficial owners were complied with during the year ended December 31, 2011, except that Messrs. Benjamin, Goebert, O’Neil, Piechocki, Romine and Wellhausen, our current non-employee directors and, other than Mr. Wellhausen, our director nominees at the annual meeting, filed amended statements of changes in beneficial ownership on Form 4 reports with the SEC on July 19, 2011 to amend the exercise prices of stock option grants reported on statements on changes in beneficial ownership on Form 4 reports previously filed with the SEC on May 26, 2011.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request to the Secretary of RELM at 7100 Technology Drive, West Melbourne, Florida 32904.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2012 annual meeting of stockholders.   To be eligible for inclusion in our 2013 proxy statement, any such proposals must be delivered in writing to the Secretary of RELM no later than December 11, 2012, and must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Other Matters

As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.  If, however, any other matters are properly brought before the annual meeting, it is intended that the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

ANNEX A

RELM WIRELESS CORPORATION (the “Company”)

NOMINATING AND GOVERNANCE COMMITTEE

POLICY REGARDING

MINIMUM QUALIFICATIONS OF DIRECTOR CANDIDATES

(Adopted February 7, 2007)

The Nominating and Governance Committee (the “Committee”) believes that members of the Company's Board of Directors (the “Board”)  must posses certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company's adherence to principles of sound corporate governance. It is therefore the policy of the Committee that all persons nominated to serve as a director of the Company should possess the minimum qualifications described in this policy. These are only threshold criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

1.           Integrity. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others.

2.           Absence of Conflicts of Interest. Candidates should not have any interests that would materially impair his or her ability to (i) exercise independent judgment, or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders.

3.           Fair and Equal Representation. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

4.           Achievement. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor.

5.           Oversight. Candidates are expected to have sound judgment, as result of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

6.           Business Understanding. Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. These include:

●	contemporary governance concerns;

●	regulatory obligations of a public issuer;

●	strategic business planning;

●	competition in a global economy; and

●	basic concepts of corporate finance.

A-1

7.           Available Time. Candidates must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each candidate will be available to attend substantially all meetings of the Board and any committees on which the candidate will serve, as well as the Company's annual meeting of stockholders, after taking into consideration such candidate’s other business and professional commitments, including service on the boards of other companies.

8.           Age and Term Limits. The candidate's election must not conflict with any term and/or age limits, if applicable, for directors.

9.           Limited Exceptions. Under exceptional and limited circumstances, the Committee may approve the candidacy of a candidate who does not satisfy all of these requirements if it believes the service of such candidate is in the best interests of the Company and its stockholders.

10.           Additional Qualifications. In approving candidates for election as directors, the Committee will also assure that:

●
at least a majority of the directors serving at any time on the Board are independent, as defined under the rules of the principal stock market on which the Company's common shares are listed for trading;

●
at least three of the directors satisfy the financial literacy requirements required for service on the audit committee under the rules of the principal stock market on which the Company's common shares are listed for trading;

●	at least one of the directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission;

●	at least some of the independent directors have experience as senior executives of a public or substantial private company; and

●	at least some of the independent directors have general familiarity with an industry or industries in which the Company conducts a substantial portion of its business or in related industries.

11.           Diversity. The Committee will seek to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

A-2

ANNEX B

RELM WIRELESS CORPORATION (the “Company”)

NOMINATING AND GOVERNANCE COMMITTEE

PROCEDURES FOR IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

(Adopted February 7, 2007)

1.           The Nominating and Governance Committee (the “Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company's Board of Directors (the “Board”).

2.           The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the function of the Board, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3.           Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

4.           The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Committee will:

●	consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee;

●	review the assessments of the performance of the director during the preceding term made by the Committee; and

●	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5.           If the Committee determines that (a) an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term and (b) there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee's view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-election.

6.           Consistent with the Company’s policy regarding director candidates submitted by stockholders, the Company shall only consider recommendations of director candidates from stockholders where the Committee has determined to not re-nominate a qualified incumbent director.

7.           The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board.

B-1

8.           The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates.

9.           As to each recommended candidate that the Committee believes merits consideration, the Committee will:

●
cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company's proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

●	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director;

●	determine if the candidate possesses any of the specific qualities or skills that under the Committee's policies must be possessed by one or more members of the Board;

●	consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and

●	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

10.           It is appropriate for the Committee, in its discretion, to solicit the views of the Chief Executive Officer, other members of the Company's senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

11.           In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.  Other members of the Board may, at their discretion, interview any such proposed candidate.

12.           Based on all available information and relevant considerations, the Committee will select, a candidate who, in the view of the Committee, is most suited for membership on the Board.

13.           The Committee shall maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

B-2

ANNEX C

RELM WIRELESS CORPORATION (the “Company”)

NOMINATING AND GOVERNANCE COMMITTEE

POLICY REGARDING

DIRECTOR CANDIDATE RECOMMENDATIONS

SUBMITTED BY STOCKHOLDERS

(Adopted February 7, 2007)

1.           It is the policy of the Nominating and Governance Committee (the “Committee”) to consider recommendations for the nomination of director candidates submitted by holders of shares of the Company’s common stock entitled to vote generally in the election of directors.

2.           The Committee will give consideration to these recommendations for positions on the Company’s Board of the Directors where the Committee has determined to not re-nominate a qualified incumbent director.

3.           For each annual meeting of stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. An affiliated group of stockholders means stockholders constituting a group under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

4.           In order for the recommendation of a stockholder to be considered under this policy, the recommending stockholder or group of stockholders must have owned at least five  percent (5%) of the Company's common stock for at least  one (1) year as of the date the recommendation was made.

5.           The Committee shall also consider the extent to which the stockholder making the nominating recommendation intends to maintain its ownership interest in the Company.

6.           The Committee shall only consider director candidates so recommended who satisfy the minimum qualifications prescribed by the Committee for director candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.

7.           Only those recommendations whose submission complies with the procedural requirements adopted by the Committee will be considered by the Committee.

C-1

ANNEX D

RELM WIRELESS CORPORATION (the “Company”)

NOMINATING AND GOVERNANCE COMMITTEE

PROCEDURES FOR STOCKHOLDERS SUBMITTING

DIRECTOR CANDIDATE RECOMMENDATIONS

(Adopted February 7, 2007 and Amended March 16, 2010)

1.           Stockholders Entitled to Make Submissions. The Nominating and Governance Committee (the “Committee”) will accept for consideration submissions from stockholders of recommendations for the nomination of directors to the extent consistent with and permitted by the Committee’s “Policy Regarding Director Candidate Recommendations Submitted by Stockholders” in effect from time to time. Acceptance of a recommendation for consideration does not imply that the Committee will nominate the recommended candidate.

2.           Manner and Address for Submission. All stockholder nominating recommendations must be in writing, addressed to the Committee care of the Company's corporate secretary at the Company's principal headquarters, 7100 Technology Drive, West Melbourne, Florida 32904. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered.

3.           Information Concerning the Recommending Stockholders. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

●	The name and address, including telephone number, of the recommending stockholder;

●	The number of the Company's shares owned by the recommending stockholder and the time period for which such shares have been held;

●
If the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. (Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held); and

●	A statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company's next annual meeting of stockholders.

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4.           Information Concerning the Proposed Nominee. A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

●
the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understanding regarding nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

●	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee's ownership of securities of the Company); and

●
the information required by Item 404(a) of SEC Regulation S-K (generally providing for disclosure of any transaction in which the Company is a participant and the amount involved exceeds $120,000, and in which the proposed nominee has a direct or indirect material interest).

5.           Relationships Between the Proposed Nominee and the Recommending Stockholder. The nominating recommendation must describe all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination.

6.           Other Relationships of the Proposed Nominee. The nominating recommendation shall describe all relationships between the proposed nominee and any of the Company's competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

7.           Qualifications of the Proposed Nominee. The recommending stockholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of the Company.

8.           Ability to Represent All Stockholders. The recommending stockholder must state whether, in the view of the stockholder, the proposed nominee, if nominated and elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

9.           Consent to be interviewed by the Committee and, if nominated and elected, to serve. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Committee, if the Committee chooses to do so in its discretion (and the recommending stockholder must furnish the proposed nominee's contact information for this purpose), and, if nominated and elected, to serve as a director of the Company.

10.           Timing for Submissions Regarding Nominees for Election at Annual Meetings. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company's proxy statement for the annual meeting of stockholders for the current year.

11.           Stockholder Groups. If a recommendation is submitted by a group of two or more stockholders, the information regarding recommending stockholders must be submitted with respect to each stockholder in the group.

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ANNEX E

RELM WIRELESS CORPORATION (the “Company”)

POLICY AND PROCEDURES WITH RESPECT

TO INTERESTED TRANSACTIONS WITH RELATED PERSONS

(Adopted February 7, 2007)

Policy

It is the policy of the Company’s Board of Directors (the “Board”) that all “Interested Transactions” with “Related Persons,” as those terms are defined in this policy, shall be subject to approval or ratification in accordance with the procedures set forth below.

Procedures

The Company’s Nominating and Governance Committee (the “Committee”) shall review the material facts of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described below. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

The Committee has reviewed the Interested Transactions described below in “Standing Pre-Approval for Certain Interested Transactions” and determined that each of the Interested Transactions described therein shall be deemed to be pre-approved or ratified (as applicable) by the Committee under the terms of this policy. In addition, the Board has delegated to the chairperson of the Committee the authority to pre-approve or ratify (as applicable) any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Committee, a summary of each new Interested Transaction deemed pre-approved pursuant to paragraph (3) or (4) under “Standing Pre-Approval for Certain Interested Transactions” below and each new Interested Transaction pre-approved by the chairperson in accordance with this paragraph shall be provided to the Committee for its review.

No director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except that the director shall provide all material information concerning the Interested Transaction to the Committee.

If an Interested Transaction will be ongoing, the Committee shall establish guidelines for the Company’s management to follow in its ongoing relationships with the Related Person. At the Committee’s first meeting of each fiscal year, the Committee shall review and assess ongoing relationships with the Related Person to determine if such relationships are in compliance with the Committee’s guidelines.  Based on all the relevant facts and circumstances, the Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate any such Interested Transaction.

Definitions

An “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved does, will or may be expected to exceed $100,000, (2) the Company (including any of its subsidiaries) was, is or will be a participant, and (3) any Related Person had, has or will have a direct or indirect interest.

A “Related Person” is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5 percent of any class of the Company’s voting securities, (c) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person and all other related persons have, in the aggregate, a 5% or greater beneficial ownership interest.

Standing Pre-Approval for Certain Interested Transactions

The Committee has reviewed the types of Interested Transactions described below and determined that each of the following interested Transactions shall be deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $100,000.

1.           Employment of executive officers. Any employment by the Company of an executive officer of the Company if:

(a)
the related compensation is required to be reported in the Company’s proxy statement under Item 402 of the Securities and Exchange Commission’s (“SEC’s”) compensation disclosure requirements (generally applicable to “named executive officers”); or

(b)
the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer’, and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation.

2.           Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

3.           Certain transactions with other companies. Any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000, or two percent (2%) of that company’s total annual revenues;

4.           Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $500,000, or two percent (2%) of the charitable organization’s total annual receipts;

5.           Transactions where all stockholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends).

6.           Transactions involving competitive bids. Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids.

7.           Regulated transactions. Any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

8.           Certain banking-related services. Any transaction with a Related Person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Disclosure

All Interested Transactions that are required to be disclosed in the Company’s filings with the SEC, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations promulgated thereunder, shall  be so disclosed in accordance with such laws, rules and regulations.

The material features of this policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

FORM OF PROXY

RELM WIRELESS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MAY 23, 2012 AT 9:00 A.M. (LOCAL TIME)

CONTROL ID:

REQUEST ID:

The undersigned stockholder(s) of RELM Wireless Corporation, a Nevada corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint David P. Storey and William P. Kelly, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of the Company to be held on May 23, 2012 at 9:00 a.m., local time, at the corporate offices of the Company at 7100 Technology Drive, West Melbourne, Florida, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.		ISSUER SERVICES – PROXY DEPT. 201 Shannon Oaks Circle Suite 105 Cary, NC 27511-5570

This proxy will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/RWC	ABC HOLDER 400 MY STREET CHICAGO, IL 60605

ANNUAL MEETING OF THE STOCKHOLDERS OF RELM WIRELESS CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	Election of Directors	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
		☐	☐
	01 George N. Benjamin, III 02 David P. Storey			01 ☐ 02 ☐
	03 Donald F. U. Goebert 04 Randolph K. Piechocki			03 ☐ 04 ☐	CONTROL ID:
	05 Timothy W. O’Neil 06 Warren N. Romine			05 ☐ 06 ☐	REQUEST ID:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
Receipt of the Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders is hereby acknowledged.
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2012

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)